SUPPLEMENT TO TRANSFER AGENCY AND SERVICES AGREEMENT

                                                              September 27, 2001





Pictet Funds
101 Federal Street
Boston, Massachusetts  02110

         Pictet Funds, a Massachusetts business trust (the "Trust"), hereby supplements its Transfer Agency and Services Agreement dated October 3, 1995 (the "Transfer Agency Agreement") with PFPC Inc., a Delaware corporation (the "Transfer Agent"), to provide the services as described under the Transfer Agency Agreement for Pictet Global Water Fund (the "New Fund"). Exhibit 1 to the Transfer Agency Agreement is revised in the form attached hereto.

         Fees to be paid by the Trust to the Transfer Agent with respect to the New Fund will be made in accordance with the Letter Fee Agreement dated October 3, 1995, among the Trust, First Data Distributors, Inc. and the Transfer Agent. Such Letter Fee Agreement is included as an exhibit to the Transfer Agency Agreement.

         If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Supplement by signing and returning the enclosed copy of this Supplement.

                                         Very truly yours,


                                         PICTET FUNDS


                                         By:      /S/ Jean G. Pilloud
                                                  ------------------------------
                                                  Authorized Signature

Accepted and Agreed to:

PFPC INC.


By:      /S/ Neil J. Andrews
         -----------------------------------
         Authorized Signature


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                    Exhibit 1 (as revised September 27, 2001)

                         LIST OF PORTFOLIOS AND CLASSES


Pictet Global Emerging Markets Fund (with one class of shares)
Pictet International Small Companies Fund (with two classes of shares) Pictet Eastern European Fund (with two classes of shares)
Pictet European Equity Fund (with one class of shares)
Pictet International Equity Fund (with one class of shares)
Pictet Global Water Fund (with one class of shares)